Exhibit 10.5

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of October 3, 2012, by and among RLJ Acquisition, Inc., a Nevada corporation (the “Company”), RLJ Entertainment, Inc., a Nevada corporation (“RLJ Entertainment”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of February 22, 2011 and filed with the United States Securities and Exchange Commission on February 28, 2011 (the “Existing Warrant Agreement”), pursuant to which the Company has issued warrants (collectively, the “Warrants”) to purchase 21,041,667 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, the terms of the Warrants are governed by the Existing Warrant Agreement and capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreement;

WHEREAS, on April 2, 2012, the Company and Image Entertainment, Inc., a Delaware corporation (“Image”), entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), and on April 10, 2012, the Company, RLJ Entertainment, Image, and the other signatories thereto entered into a Joinder Agreement, pursuant to which RLJ Entertainment became a party to the Merger Agreement;

WHEREAS, the Merger Agreement provides for the merger of the Company with and into RLJ Merger Sub I, Inc., a Nevada corporation and wholly owned subsidiary of RLJ Entertainment (the “Merger”), pursuant to which, each share of Common Stock will be automatically converted into one newly issued share of common stock, par value $0.001 per share, of RLJ Entertainment (“RLJ Entertainment Common Stock”);

WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for shares of Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for shares of RLJ Entertainment Common Stock;

WHEREAS, the Board of Directors of the Company has determined that the consummation of the transactions contemplated by the Merger Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to RLJ Entertainment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the Registered Holders.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

1.             Assignment and Assumption; Consent.

1.1           Assignment and Assumption. The Company hereby assigns to RLJ Entertainment all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the RLJ Effective Time (as defined in the Merger Agreement). RLJ Entertainment hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the RLJ Effective Time.

1.2           Consent. The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to RLJ Entertainment pursuant to Section 1.1 hereof effective as of the RLJ Effective Time, and the assumption of the Existing Warrant Agreement by RLJ Entertainment from the Company pursuant to Section 1.1 hereof effective as of the RLJ Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the RLJ Effective Time, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

2.            Amendment of Existing Warrant Agreement. The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, effective as of the RLJ Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the Registered Holders:

2.1           Preamble. The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “RLJ Acquisition, Inc.” and replacing it with “RLJ Entertainment, Inc.” As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to RLJ Entertainment, Inc. rather than RLJ Acquisition, Inc.

2.2           Recitals. The recitals on pages one and two of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, RLJ Acquisition, Inc. (“RLJ Acquisition”) has entered into that certain Subscription Agreement, dated as of December 2, 2010 (the “Sponsor Warrants Purchase Agreement”), with RLJ SPAC Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), an entity controlled by Robert L. Johnson, RLJ Acquisition’s Chairman of the Board of Directors (the “Founder”), pursuant to which the Sponsor purchased an aggregate of 6,666,667 warrants, bearing the legend set forth in Exhibit B hereto at a purchase price of $0.75 per warrant, in a private placement transaction occurring simultaneously with the closing of the Offering (as defined below) (collectively, the “Sponsor Warrants”); and

2

WHEREAS, RLJ Acquisition and the Sponsor are parties to that certain Contribution Agreement, dated October 3, 2012, pursuant to which the Sponsor contributed 1,850,000 Sponsor Warrants to RLJ Acquisition (which Sponsor Warrants have been cancelled by RLJ Acquisition); and

WHEREAS, on February 22, 2010, RLJ Acquisition consummated an initial public offering (the “Offering”) of 14,375,000 units of the Company’s equity securities, including units issued and sold pursuant to the underwriters’ over-allotment option, each such unit comprised of one share of RLJ Acquisition Common Stock (as defined below) and one Offering Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 14,375,000 warrants to public investors in the Offering (the “Offering Warrants”), each such Offering Warrant evidencing the right of the holder thereof to purchase one share of the common stock of RLJ Acquisition, par value $0.001 per share (the “RLJ Acquisition Common Stock”), for $12.00 per share, subject to adjustment as described herein; and

WHEREAS, RLJ Acquisition has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, No. 333-170947 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Offering Warrants and the RLJ Acquisition Common Stock included in the Units; and

WHEREAS, on October 3, 2012, the Company, RLJ Acquisition and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which RLJ Acquisition assigned this Agreement to the Company and the Company assumed this Agreement from RLJ Acquisition; and

WHEREAS, RLJ Acquisition, the Company and Image Entertainment, Inc. (“Image”) are parties to that certain Agreement and Plan of Merger, dated as of April 2, 2012 (the “Merger Agreement”), which provides for the merger of RLJ Acquisition with and into RLJ Merger Sub I, Inc., a Nevada corporation and wholly owned subsidiary of the Company, pursuant to which, each share of RLJ Acquisition Common Stock will be automatically converted into one newly issued share of common stock, par value $0.001 per share, of the Company (the “Common Stock”); and

WHEREAS, pursuant to the Merger Agreement, the Warrant Assumption Agreement and Section 4.4 of this Agreement, each Sponsor Warrant and each Offering Warrant has been converted into the right to purchase one share of Common Stock of the Company rather than one share of RLJ Acquisition Common Stock; and

WHEREAS, RLJ Acquisition, the Company, Acorn Media Group, Inc. (“Acorn”) and the shareholders of Acorn are parties to that certain Stock Purchase Agreement, dated as of April 2, 2012, as amended, which provides, among other things, for the issuance of 1,150,000 warrants to purchase one share of Common Stock to the shareholders of Acorn on substantially the same terms as the Offering Warrants (the “Acorn Warrants”); and

3

WHEREAS, RLJ Acquisition, the Company, and the holders of preferred stock of Image are parties to that certain Preferred Stock Purchase Agreement, dated as of April 2, 2012, as amended, which provides, among other things, for the issuance of 150,000 warrants to purchase one share of Common Stock to the holders of preferred stock of Image on substantially the same terms as the Offering Warrants (the “Image Warrants”); and

WHEREAS, RLJ Acquisition, the Company and Wexford Spectrum Investors LLC (“Wexford”) are parties to that certain Consulting Agreement, dated as of September 18, 2012, which provides, among other things, for the issuance of 550,000 warrants to purchase one share of Common Stock to Wexford on substantially the same terms as the Offering Warrants (the “Wexford Warrants”); and

WHEREAS, the transactions contemplated by that certain Credit Agreement, dated as of the date hereof, by and among the Company, as a Borrower, the other parties designated therein as Borrowers, the guarantors from time to time party thereto, the several banks and other financial institutions and Lenders from time to time party thereto, including Fortress Credit Corp. (“Fortress”), SunTrust, as Administrative Agent, Issuing Bank and a Lender, with SunTrust Robinson Humphrey, Inc. as Lead Arranger and Bookrunner, provide, among other things, for the issuance of 1,000,000 warrants to purchase one share of Common Stock to Fortress on substantially the same terms as the Offering Warrants (the “Fortress Warrants”); and

WHEREAS, the Sponsor Warrants, the Offering Warrants, the Acorn Warrants, the Image Warrants, the Wexford Warrants and the Fortress Warrants are referred to collectively as the “Warrants”; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3           Detachability of Warrants. Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED.]”

4

2.4           Duration of Warrants. The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Merger Agreement (a “Business Combination”), and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the Company completes the Business Combination, (y) the liquidation of the Company, or (z) other than with respect to the Sponsor Warrants, the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement.”

2.5           Issuance of Shares of Common Stock on Exercise. The last sentence of Section 3.3.2 of the Existing Warrant Agreement is hereby deleted.

3.            Miscellaneous Provisions.

3.1           Effectiveness of Warrant. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the RLJ Merger (as defined in the Merger Agreement) and shall automatically be terminated and shall be null and void if the Merger Agreement shall be terminated for any reason.

3.2           Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their permitted respective successors and assigns.

3.3           Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.4           Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.5           Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

5

3.6           Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.7           Entire Agreement. The Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

6

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

RLJ ACQUISITION, INC.

By:	/s/ H. Van Sinclair
Name:	H. Van Sinclair
Title:	President and Chief Executive Officer

RLJ ENTERTAINMENT, INC.

By:	/s/ H. Van Sinclair
Name:	H. Van Sinclair
Title:	President and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Mark Zimkind
Name:	Mark Zimkind
Title:	Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement by and among RLJ Acquisition, Inc.,

RLJ Entertainment, Inc. and Continental Stock Transfer &Trust Company]